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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]





EXHIBIT 23.1

    CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Workstream Inc. of our report dated August 25, 2002 relating to the consolidated financial statements of Workstream Inc., which appear in Workstream Inc.'s Annual Report on Form 10-K for the year ended May 31, 2002.

We hereby consent to the use in the Registration Statement on Form F-3 of Workstream Inc. of our report dated May 11, 2001 relating to the consolidated financial statements of Paula Allen Holdings Inc., which appears in such Registration Statement.

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Workstream Inc. of our report dated June 14, 2002 relating to the financial statements of Icarian, Inc., which appears in the Current Report on Form 8-K/A of Workstream Inc. filed with the Securities and Exchange Commission on September 13, 2002.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PriceWaterhouseCoopers LLP
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Ottawa, Canada
January 16, 2003